Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com




FOR FURTHER INFORMATION:
AT THE COMPANY:                              INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO               Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                         (208) 241-3704 Voice
(702) 794-9442 Fax                           (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                Email:  etruax@aol.com

FOR IMMEDIATE RELEASE:


                   RIVIERA TO SPEAK AT AMERICAN GAMING SUMMIT

        LAS VEGAS, NV - February 11, 2002 -- Riviera Holdings Corporation (AMEX:
RIV) announced that management will speak at the American Gaming Summit on February 12, 2002 in Las Vegas, Nevada. A complete copy of the presentation can be obtained by visiting our website at www.theriviera.com


About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

Safe Harbor Statement:
The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties including expansion timetables, hotel and casino market conditions and other risks detailed from time to time in the Company's SEC reports, including the Report on Form 10-K for December 31, 2000. Actual results may differ.